Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact:	Lynda L. Glass
EVP/Secretary &
Chief Governance Officer
717.339.5085
lglass@acnb.com

ACNB CORPORATION AGAIN NAMED

TO KBW BANK HONOR ROLL

GETTYSBURG, PA, April 14, 2016 -— On April 11, KBW, a Stifel company and a full-service investment bank and broker-dealer that specializes in the financial services sector, named ACNB Corporation to its 2015 KBW Bank Honor Roll. This Bank Honor Roll features the top 18 U.S. banking institutions based upon superior performance as determined by KBW-defined methodology.

Thomas A. Ritter, President & Chief Executive Officer of ACNB Corporation, commented, “Our long-standing commitments to bank safety and soundness and to effective risk management practices have positioned ACNB Corporation among the most consistent and reliable institutions in the banking industry.   ACNB Corporation’s banking subsidiary, ACNB Bank, observed its 159th anniversary on April 11, 2016. To be recognized on the 2015 KBW Bank Honor Roll for the third year in a row is a strong testimonial to colleagues who have served before us, and to those who work here now. We are grateful and honored to be recognized by KBW as the only banking institution in Pennsylvania to appear on the 2015 list.”

Bank Honor Roll winners are publicly-traded banking institutions with more than $500 million in total assets that meet the following three conditions:

•                  No annual loss reported in net income per share before extraordinary items over the past 10 years;

•                  2015 annual reported net income per share before extraordinary items equal to or greater than peak net income per share over the past 10 years; and,

•                  Consecutive increases in net income per share before extraordinary items since 2001.

KBW found that 18 banking institutions, out of nearly 400 total companies screened, now qualify for inclusion on the annual KBW Bank Honor Roll, down from 25 institutions in the prior year.  They include the following: ACNB Corporation; Auburn National Bancorporation, Inc.; BancFirst Corporation; Century Bancorp, Inc.; Eagle Bancorp, Inc.; Enterprise Bancorp, Inc.; First Defiance Financial Corp.; First Financial Bankshares, Inc.; German American Bancorp, Inc.; Greene County Bancorp, Inc.; Lakeland Financial Corporation; ServisFirst Bancshares, Inc.; Signature Bank; Stock Yards Bancorp, Inc.; TowneBank; U.S. Bancorp; Washington Trust Bancorp, Inc.; and, Wells Fargo & Company.

“The past ten years, which included the financial crisis, have been one of the most challenging decades in the history of U.S. banking,” noted Fred Cannon, KBW Director of Research, in the KBW press release announcing the 2015 Bank Honor Roll. “The Bank Honor Roll allows KBW to recognize banking companies that have differentiated themselves from their peers and succeeded during these volatile times while simultaneously positioning themselves for further growth in what continues to be a challenging operating environment.”

According to KBW, in terms of stock price performance, Bank Honor Roll companies significantly outperformed the banking industry during the five-year period between 2010 and 2015. Thus far, 2016 has proved to be challenging for bank stock performance, but the KBW Bank Honor Roll members continue to outperform their peers. KBW Honor Roll banks also have better-than-industry performance ratios and growth rates when compared to the publicly-traded bank universe with total assets over $500 million.

ACNB Corporation, headquartered in Gettysburg, PA, is the financial holding company for the wholly-owned subsidiaries of ACNB Bank, Gettysburg, PA, and Russell Insurance Group, Inc., Westminster, MD.  For more information regarding ACNB Corporation and its subsidiaries, please visit acnb.com.

KBW (Keefe, Bruyette & Woods, Inc., operating in the U.S., and Stifel Nicolaus Europe Limited, also trading as Keefe, Bruyette & Woods Europe, operating in Europe) is a Stifel company. Over the years, KBW has established itself as a leading independent authority in the banking, insurance, brokerage, asset management, mortgage banking, and specialty finance sectors. Founded in 1962, the firm maintains industry-leading positions in the areas of research, corporate finance, mergers and acquisitions, as well as sales and trading in equities securities of financial services companies.

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In addition to historical information, this press release may contain forward-looking statements. Examples of forward-looking statements include, but are not limited to, (a) projections or statements regarding future earnings, expenses, net interest income, other income, earnings or loss per share, asset mix and quality, growth prospects, capital structure, and other financial terms, (b) statements of plans and objectives of management or the Board of Directors, and (c) statements of assumptions, such as economic conditions in the Corporation’s market areas. Such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “intends”, “will”, “should”, “anticipates”, or the negative of any of the foregoing or other variations thereon or comparable terminology, or by discussion of strategy. Forward-looking statements are subject to certain risks and uncertainties such as local economic conditions, competitive factors, and regulatory limitations. Actual results may differ materially from those projected in the forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: the effects of governmental and fiscal policies, as well as legislative and regulatory changes; the effects of new laws and regulations, specifically the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act; impacts of the new capital and liquidity requirements of the Basel III standards; the effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; ineffectiveness of the business strategy due to changes in current or future market conditions; future actions or inactions of the United States government, including the effects of short- and long-term federal budget and tax negotiations and a failure to increase the government debt limit or a prolonged shutdown of the federal government; the effects of economic deterioration and the prolonged economic malaise on current customers, specifically the effect of the economy on loan customers’ ability to repay loans; the effects of competition, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products and services; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest rate protection agreements, as well as interest rate risks; difficulties in acquisitions and integrating and operating acquired business operations, including information technology difficulties; challenges in establishing and maintaining operations in new markets; the effects of technology changes; volatilities in the securities markets; slow economic conditions; the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral and various financial assets and liabilities; acts of war or terrorism; disruption of credit and equity markets; the ability to manage current levels of impaired assets; the loss of certain key officers; the ability to maintain the value and image of the Corporation’s brand and protect the Corporation’s intellectual property rights; continued relationships with major customers; and, potential impacts to the Corporation from continually evolving cybersecurity and other technological risks and attacks, including additional costs, reputational damage, regulatory penalties, and financial losses. We caution readers not to place undue reliance on these forward-looking statements. They only reflect management’s analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.  Please also carefully review any Current Reports on Form 8-K filed by the Corporation with the SEC.

ACNB #2016-15

April 14, 2016